Exhibit 99.1

BLUE WORLD ACQUISITION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
EXTRAORDINARY GENERAL MEETING TO BE HELD ON [__], 2024

The undersigned hereby appoints Liang Shi (the “Proxy”), who independently has the power to appoint a substitute, and hereby authorizes the Proxy to represent and vote, as designated below, all the shares of Blue World Acquisition Corporation (“BWAQ”) held of record by the undersigned at the close of business on [__], 2024 at the extraordinary general meeting to be held at [__] [a.m./p.m.], Eastern Time, on [__], 2024, or any adjournment or postponement thereof (the “Extraordinary General Meeting”) and authorizes and instructs said proxy to vote in the manner directed below. You will be able to attend the Extraordinary General Meeting at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the following dial-in information:

[__]

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OF PROPOSAL 1, PROPOSAL 2, AND
PROPOSAL 3 SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1 — The Business Combination Proposal: To approve by way of an ordinary resolution a proposal to (a) adopt and approve the Agreement and Plan of Merger (the “Business Combination Agreement”) by and among BWAQ, TOYO Co., Ltd, TOYOone Limited (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., Vietnam Sunergy Cell Company Limited, Vietnam Sunergy Joint Stock Company, Fuji Solar Co., Ltd, WA Global Corporation, Belta Technology Company Limited, and BestToYo Technology Company Limited and other Transaction Documents, and (b) approve the transactions contemplated under the Business Combination Agreement.

For	Against	Abstain
☐	☐	☐

PROPOSAL 2 — The Merger Proposal — To approve by way of a special resolution a proposal to authorize the Plan of Merger and to authorize the Merger of BWAQ with and into Merger Sub in accordance with the Plan of Merger with Merger Sub being the surviving company following the Merger.

For	Against	Abstain
☐	☐	☐

PROPOSAL 3 — The Adjournment Proposal — To approve by way of an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates or sine die, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, there are not sufficient votes for, or otherwise in connection with, the approval of the foregoing proposal.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you intend to attend this meeting    ☐ YES             ☐ NO

Signature of Shareholder:	______________________________

Date:	______________________________

Name shares held in (Please print):	Account Number (if any):
____________________________	____________________________

No. of Shares Entitled to Vote:	Share Certificate Number(s):
____________________________	____________________________

Note:	Please sign exactly as your name or names appear in the Company’s share transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:	_________________________________________________________
_________________________________________________________

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If share is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1,  2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE